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EXHIBIT 23.1

                                Sherb & Co, LLP
                      1900 NW Corporate Blvd, Suite E3210
                              Boca Raton, FL 33431
                               Tel: 561-886-4200
                               Fax: 562-826-3300


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated July 22, 2005, except for Note 1 and as to the effects of the restatement discussed in Note 1 which are dated November 1, 2005, for the period ended April 30, 2005 relating to the balance sheet of Sunwin International Neutraceuticals, Inc. and Subsidiaries as of April 30, 2005 and the related statements of operations, stockholders' equity, and cash flows for the years ended April 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                          SHERB & CO., LLP,
                          Certified Public Accountants

Boca Raton, Florida
March 30, 2006